                                                                   EXHIBIT 21.1
                                                                   ------------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


   The following are wholly owned subsidiaries of the Registrant:

          FM Precision Golf Manufacturing Corp., a Delaware corporation FM Precision Golf Sales Corp., a Delaware corporation
          FMPSub, Inc., a Nevada corporation